CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 55 to the Registration Statement on Form N-1A (the “Registration Statement”) of our reports dated November 11, 2011, relating to the financial statements and financial highlights appearing in the September 30, 2011 Annual Reports to Shareholders of Vanguard Equity Income Fund and Vanguard PRIMECAP Core Fund; and November 15, 2011, relating to the financial statements and financial highlights appearing in the September 30, 2011 Annual Reports to Shareholders of Vanguard Growth Equity Fund (comprising Vanguard Fenway Funds), which reports are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading “Financial Highlights” in the Prospectuses and under the headings “Financial Statements” and “Service Providers—Independent Registered Public Accounting Firm” in the Statement of Additional Information.

PricewaterhouseCoopers LLP
Philadelphia, PA
January 26, 2012